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                                                                   Exhibit 99(b)

                                                   [LOGO] FIRST UNION - WACHOVIA


September 4, 2001          Media Contacts:      Mary Eshet          704-383-7777
                                                Ed Hutchins         336-732-4200

                           Investor Contacts:   Alice Lehman        704-374-4139
                                                Marsha Smunt        336-732-5788




              WACHOVIA CORPORATION ANNOUNCES NEW BOARD OF DIRECTORS

        New Board Comprises Nine First Union and Nine Wachovia Directors

Charlotte--Wachovia Corporation (NYSE:WB) announced today the 18 directors who will serve on the board of the corporation. Wachovia Corporation and First Union Corporation completed their merger of equals on September 1 to form the new Wachovia Corporation. As indicated at the time of the April 16 merger announcement, the board includes nine former First Union directors and nine former Wachovia directors.

"The extraordinary talent and depth of experience of this board will provide the new Wachovia with superior guidance and direction," said L.M. Baker Jr., chairman of Wachovia. "These 18 men and women are among the great leaders in our country and represent a broad diversity of industries, backgrounds and geographies. It is truly an honor to serve as chairman of such a distinguished board."

"These directors have been invaluable to Wachovia and First Union as we have built our companies and during the past few months as we planned for this merger of equals," said G. Kennedy Thompson, chief executive officer of the new Wachovia Corporation. "The strength of this board - with nine former Wachovia and nine former First Union directors - is representative of the way we are shaping this new company for growth and success in the future."

The directors named to the new board are:

F. DUANE ACKERMAN is chairman of the board, president and chief executive officer of BellSouth Corporation in Atlanta. Formerly, he served as vice chairman of the board, president and chief executive officer and as vice chairman of the board and chief operating officer. He also serves as a director of Allstate Corporation. He was first elected a director of Wachovia in 2000.

LESLIE M. BAKER JR. is chairman of the board of Wachovia. Baker also is a director of National Service Industries Inc. He was first elected a director of Wachovia in 1993.

JAMES S. BALLOUN is chairman, president and chief executive officer of National Service Industries Inc., a multi-industry manufacturing and diversified services company in Atlanta. Previously, he was a director with McKinsey & Company Inc., a management consulting firm. Balloun also serves as a director
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of Radiant Systems Inc. and Georgia-Pacific Corporation. He was first elected a director of Wachovia in 1997.

ERSKINE B. BOWLES is a general partner with Forstmann Little & Co. of New York and managing director of Carousel Capital Company LLC in Charlotte, merchant-banking private equity companies. Bowles formerly served as chief of staff for the White House from November 1996 to November 1998, and was managing director for Carousel Capital Company LLC prior to November 1996. He currently serves as a director for McLeodUSA Incorporated, Merck & Co. Inc. and VF Corporation. He joined the First Union board in 1999.

ROBERT J. BROWN is chairman and chief executive officer of B&C Associates Inc., a public relations and marketing research firm in High Point, N.C. He serves as a director of AutoNation Inc., Duke Energy Corporation and Sonoco Products Company. Brown joined the First Union board in 1993.

PETER C. BROWNING is chairman and a director of Nucor Corporation, a steel products manufacturing company in Charlotte. Previously, he served as president and chief executive officer of Sonoco Products Company and as its president and chief operating officer. Browning also serves as a director of Lowe's Companies Inc., Phoenix Home Life Mutual Insurance Company and National Service Industries Inc. He was first elected a director of Wachovia in 1997.

JOHN T. CASTEEN III is president of the University of Virginia. He was first elected as a director of Wachovia in 1997.

WILLIAM H. GOODWIN JR. is chairman of CCA Industries Inc., a diversified holding company in Richmond, Va. He joined the First Union board in 1993.

ROBERT A. INGRAM is chief operating officer and president of Pharmaceutical Operations of GlaxoSmithKline plc, a pharmaceutical research and development company in Research Triangle Park, N.C., since the merger of Glaxo Wellcome plc and SmithKline Beecham plc in December 2000. Previously, Ingram served as chief executive officer of Glaxo Wellcome plc and executive director, chairman, chief executive officer and president of Glaxo Wellcome Inc. Ingram serves as a director of Nortel Networks Corporation and TheraCom Inc. He was first elected as a director of Wachovia in 1997.

RADFORD D. LOVETT is chairman of Commodores Point Terminal Corporation, an operator of a marine terminal and a real estate management company in Jacksonville, Fla. He serves as a director for Florida Rock Industries Inc., Patriot Transportation Holding Inc. and Winn-Dixie Stores Inc. Lovett joined the First Union board in 1985.

MACKEY J. MCDONALD is chairman, president and chief executive officer of VF Corporation, an apparel manufacturer in Greensboro, N.C. He serves as a director for Hershey Foods Corporation and VF Corporation. McDonald joined the First Union board in 1997.

JOSEPH NEUBAUER is chairman and chief executive officer of ARAMARK Corporation, a service management company in Philadelphia. He serves as a director of Verizon Communications Inc., CIGNA Corporation and Federated Department Stores Inc. He joined the First Union board in 1996.

LLOYD U. NOLAND III is chairman, president, chief executive officer and a director of Noland Company, a supplier of industrial products in Newport News, Va. He was first elected as a director of Wachovia in 1997.

RUTH G. SHAW is executive vice president and chief administrative officer for Duke Energy Corporation, an energy company in Charlotte. She formerly served as senior vice president of Corporate Resources and chief administrative officer for Duke Energy Corporation. She joined the First Union board in 1990.
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LANTY L. SMITH is chairman of Soles Brower Smith & Co., an investment and merchant-banking firm in Greensboro, N.C. He also serves as chairman for Precision Fabrics Group Inc., a manufacturer of engineered, specification textile products in Greensboro. Prior to November 1997, Smith served as chief executive officer for Precision Fabrics Group Inc. He joined the First Union board in 1987.

G. KENNEDY THOMPSON is chief executive officer and president of Wachovia. He formerly served as chairman, chief executive officer and president of First Union Corporation, vice chairman for First Union Corporation, and executive vice president and president of First Union-Florida. He is currently a director for Florida Rock Industries Inc. He joined the First Union board in 1999.

JOHN C. WHITAKER JR. is chairman of the board and chief executive officer of Inmar Enterprises Inc., an information services and transaction processing company in Winston-Salem, N.C. He was first elected a director of Wachovia in 1996.

DONA DAVIS YOUNG is president of Phoenix Home Life Mutual Insurance Company, a mutual insurance company in Hartford, Conn. Previously, she served as executive vice president-Individual Insurance and general counsel for the company. Young also is a director of Phoenix Home Life Mutual Insurance Company, Sonoco Products Company, and the Venator Group Inc. She was first elected a director of Wachovia in 2000.

Wachovia Corporation, with pro forma assets of $322 billion as of June 30, is a leading provider of financial services to 19 million retail and corporate customers throughout the East Coast and the nation. The company operates full-service banking offices in 11 East Coast states and Washington, D.C., and offers full-service brokerage with offices in 47 states and global services through more than 30 international offices.

This news release may contain various forward-looking statements. A discussion of various factors that could cause Wachovia Corporation's actual results to differ materially from those expressed in such forward-looking statements is included in Wachovia's 2001 filings with the Securities and Exchange Commission.